SECURITIES AND EXCHANGE COMMISSION
				Washington, D.C. 20549

				____________________

				      Form S-8
				REGISTRATION STATEMENT
				       Under
			      THE SECURITIES ACT OF 1933

				 _____________________

				BDM International, Inc.
		 (Exact name of issuer as specified in its charter)

	   Delaware                                   54-1561881
  (State of Incorporation)                 (I.R.S. Employer Identification No.)

	 1501 BDM Way                                 22102-3204
       McLean, Virginia                               (Zip Code)
(Address of Principal Executive Offices)

				 _____________________

				BDM INTERNATIONAL, INC.
			 1996 EMPLOYEE STOCK PURCHASE PLAN
			       (Full title of the Plan)

				 _____________________

				  John F. McCabe, Esq.
		     Corporate Vice President and General Counsel
				BDM International, Inc.
				     1501 BDM Way
			      McLean, Virginia 22102-3204
			(Name and address of agent for service)

  Telephone number, including area code, of agent for service:  (703) 848-5224

				 _____________________

			    CALCULATION OF REGISTRATION FEE
			    _______________________________

						      Proposed
				    Proposed           Maximum
		       Amount        Maximum         Aggregate     Amount of
Title of Securities    to be        Offering          Offering    Registration
 to be Registered    Registered  Price Per Share(1)    Price          Fee
___________________  __________  __________________  __________   ____________

 Common Stock         1,000,000      $34.319         $34,318,750    $11,834.05
 (par value $.01)


(1) Calculated pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices reported on the Nasdaq National Market on April 15, 1996.

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				     PART I


	      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


       The information required by Part I is included in documents sent or given to participants in the Plan pursuant to Rule 428(b).


				     PART II


	       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

       The documents listed in paragraphs (a) through (c) below are incorporated by reference in this registration statement:

       (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed March 12, 1996.

       (b)    All other reports filed by the Registrant pursuant to
	      Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year ended December 31, 1995.

       (c) The description of Registrant's Common Stock contained under the caption "Description of Capital Stock" in Amendment No. 1
	      to the Registration Statement on Form S-3 (File No. 333-01513) filed under the Securities Act of 1933 on or about March 19, 1996.

       In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.

       Not Applicable.


Item 5.  Interests of Named Experts and Counsel.

	Certain legal matters with respect to the validity of the issuance of the Common Stock registered hereby will be passed upon for the Registrant by John F. McCabe, Esq. Mr. McCabe serves as Corporate Vice President and General Counsel to the Registrant and, as of the date hereof, beneficially owns shares of Common Stock with a fair market value in excess of $50,000.

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Item 6.  Indemnification of Directors and Officers.


       Section 145 of the General Corporation Law of the State of Delaware empowers a corporation incorporated under that statute to indemnify its directors, officers, employees, and agents and its former directors, officers, employees, and agents and those who serve in such capacities with another enterprise at its request against expenses, as well as judgments, fines, and settlements in nonderivative lawsuits, actually and reasonably incurred by them in connection with the defense of any action, suit, or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity.
The power to indemnify shall only exist where such officer, director, employee, or agent has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, in the case of a criminal action, where such person had no reasonable cause to believe his or her conduct was unlawful. However, in an action or suit by or in the right of the corporation, unless a court shall determine to the contrary, where such a person has been adjudged liable to the corporation, the corporation shall have no power of indemnification. Indemnification is mandatory to the extent a claim, issue, or matter has been successfully defended. Indemnification is not deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of shareholders, or otherwise. A Delaware corporation also has the power to purchase and maintain insurance on behalf of the persons it has the power to indemnify, whether or not indemnification against such liability would be allowed under the statute. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

       Generally, under the By-laws and Certificate of Incorporation of the Registrant, indemnification of directors and officers is mandatory to the full extent permitted by law.

       The Registrant has provided liability insurance coverage for each director and officer with respect to certain losses arising from claims or charges made against them while acting in their capacities of directors or officers of the Registrant.


Item 7.  Exemption from Registration Claimed.

       Not Applicable.


Item 8.  Exhibits.

       The Exhibit Index on page E-1 is hereby incorporated by reference.


Item 9.  Undertakings.


       (a)   The undersigned Registrant hereby undertakes:

	     (1)   To file, during any period in which offers or sales are
		   are being made, a post-effective amendment to this
		   registration statement:
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		   (i)   To include any prospectus required by
			 Section 10(a)(3) of the Securities Act of 1933;

		   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

		   (iii) To include any material information with respect
			 to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

		   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
		   Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

	     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defence of any action, suit or proceeding)
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is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
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				  SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on April 19, 1996.


					 BDM International, Inc.
					     (Registrant)

					     /s/ Philip A. Odeen
					 By _______________________________
					    Name:  Philip A. Odeen
					   Title:  President and Chief
						   Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, or by his or her duly authorized attorney-in-fact, in the capacities and on the dates indicated.

	  Signature                         Title                     Date
	  _________                         _____                     ____

/s/ Philip A. Odeen               President and Chief Executive  April 19, 1996
_______________________________   Officer, Director
	Philip A. Odeen


/s/ C. Thomas Faulders, III       Executive Vice President,      April 19, 1996
_______________________________   Treasurer, and Chief
    C. Thomas Faulders, III       Financial Officer


/s/ Frank C. Carlucci             Chairman of the Board of       April 19, 1996
_______________________________   Directors
    Frank C. Carlucci


/s/ Dr. Jeanette G. Brown         Director                       April 19, 1996
_______________________________
      Dr. Jeanette G. Brown


/s/ William E. Conway, Jr.        Director                       April 19, 1996
_______________________________
      William E. Conway, Jr.


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	  Signature                         Title                     Date
	  _________                         _____                     ____



/S/ Neil Goldschmidt               Director                       April 19, 1996
_______________________________
	Neil Goldschmidt


				   Director                       April   , 1996
_______________________________
      Walther Leisler Kiep


/s/ Dr. Hans Mark                  Director                       April 19, 1996
_______________________________
    Dr. Hans Mark


/s/ Thomas G. Ricks                Director                       April 19, 1996
_______________________________
	Thomas G. Ricks


/s/ John M. Slosar                Director                       April 19, 1996
_______________________________
    John M. Slosar


				  Director                       April   , 1996
_______________________________
       Helmut Sonnenfeldt


				  Director                       April   , 1996
_______________________________
  Dr. William E. Sweeney, Jr.


/s/  Earle C. Williams            Director                       April 19, 1996
_______________________________
       Earle C. Williams

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				EXHIBIT INDEX


							Page No. in Sequential
Exhibit No.     Description                             Numbering System
___________     ___________                             ______________________


  4.1           Amended and Restated Certificate of
		Incorporation of the Registrant
		(incorporated by reference to Exhibit
		3.1 to Registrant's Registration
		Statement on Form S-1 filed March 30,
		1994 (No. 33-77096)

  4.2           Amended and Restated By-laws of the
		Registrant (incorporated by reference
		to Exhibit 3.2 to Registrant's
		Registration Statement on Form S-1
		filed March 30, 1994 (No. 33-77096)

  4.3           BDM International, Inc. 1996 Employee
		Stock Purchase Plan

  5.1           Opinion of John F. McCabe, Esq.
		Corporate Vice President and General
		Counsel

  24.1          Consent of John F. McCabe, Esq.
		(included in Exhibit 5.1)

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